UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 6, 2013

BSD MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-10783	75-1590407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2188 West 2200 South

Salt Lake City, Utah 84119

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 972-5555

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 6, 2013, BSD Medical Corporation (the “Company”) held its 2013 Annual Meeting of Stockholders (“Annual Meeting”).  The matters voted on and the results of the votes were as follows:

1.  The stockholders elected seven members to the Board of Directors to serve until the next annual meeting or until their successors are duly elected and qualified.  The votes regarding this proposal were as follows:

	Shares For	Withheld	Broker Non-Vote
Timothy C. McQuay	11,090,884	115,773	11,102,145
Harold R. Wolcott	11,079,721	126,936	11,102,145
Gerhard W. Sennewald	11,093,755	112,902	11,102,145
Michael Nobel	11,094,921	111,736	11,102,145
Douglas P. Boyd	10,585,521	621,136	11,102,145
Steven G. Stewart	11,089,521	117,136	11,102,145
Damian E. Dupuy	11,079,318	127,339	11,102,145

2.  The stockholders approved, on an advisory basis, the compensation of the named executive officers of the Company.  The votes regarding this proposal were as follows:

Shares For	Shares Against	Abstain	Broker Non-Vote
10,756,242	366,921	83,494	11,102,145

3.  The stockholders ratified the selection of Tanner LLC as the Company’s independent registered public accountants for the fiscal year ending August 31, 2013.  The votes regarding this proposal were as follows:

Shares For	Shares Against	Abstain
20,221,979	1,973,011	113,812

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSD MEDICAL CORPORATION
Date: February 8, 2013
By: /s/ William S. Barth
Name: William S. Barth
Title: Chief Financial Officer